UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2013

Stemcells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7707 Gateway Blvd., Suite 140, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 456-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 3, 2013, StemCells, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“LPC”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company has the right to sell to LPC up to $30,000,000 in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement (the “Registered Offering”). As consideration for entering into the Purchase Agreement, the Company has agreed to issue to LPC 329,131 shares of Common Stock. The Company will not receive any cash proceeds from the issuance of these 329,131 shares.

Pursuant to the Purchase Agreement, upon the satisfaction of all of the conditions to the Company’s right to commence sales under the Purchase Agreement, LPC is initially purchasing $3,000,000 in shares of Common Stock at $1.823 per share. Thereafter, on any business day and as often as every business day over the 36-month term of the Purchase Agreement, and up to an aggregate amount of an additional $27,000,000 (subject to certain limitations) in shares of Common Stock, the Company has the right, from time to time, at its sole discretion and subject to certain conditions to direct LPC to purchase up to 200,000 shares of Common Stock. The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be based on prevailing market prices of Common Stock at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of Common Stock to LPC, but in no event will shares be sold to LPC on a day the Common Stock closing price is less than $1.00 per share, subject to adjustment. In addition, the Company may direct LPC to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock is not below $1.50 per share.

The Registered Offering was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-170300) (the “Registration Statement”), which was declared effective by the SEC on November 16, 2010, and pursuant to a prospectus supplement filed with the SEC on June 4, 2013.

The initial purchase is expected to close on June 5, 2013. No discounts are payable in connection with the Registered Offering, and the Company expects to use the proceeds from the Registered Offering for general corporate purposes, including working capital, product development, capital expenditures, as well as acquisitions and other strategic purposes.

In connection with the Registered Offering, the Company engaged Bayridge Securities, LLC (“BRDG”) as a placement agent. BRDG will receive a cash placement fee of $10,000, and the Company has agreed to reimburse BRDG’s legal counsel for up to $5,000 of reasonable attorney’s fees and expenses incurred by BRDG.

The foregoing description of the terms and conditions of the Purchase Agreement with LPC do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, which is attached hereto and incorporated herein by reference.

The Company is filing the opinion of its counsel, Ropes & Gray LLP, relating to the legality of the shares of common stock offered and sold in the Registered Offering, as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Purchase Agreement, dated as of June 3, 2013, by and between the Company and Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013

STEMCELLS, INC.

	By:	/s/ Kenneth Stratton
		Name:	Kenneth Stratton
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

99.1	Purchase Agreement, dated as of June 3, 2013, by and between the Company and Lincoln Park Capital Fund, LLC.